Huttig Building Products, Inc. Announces First Quarter 2008 Results; Records a $7.0 Million Non-Cash Goodwill Impairment Charge

ST. LOUIS, MO -- 04/17/2008 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the first quarter ended March 31, 2008.

The Company reported a net loss of $9.8 million, or ($0.47) per diluted share, for the 2008 first quarter, compared to a net loss of $3.4 million, or ($0.17) per diluted share, in the corresponding year ago quarter. Net sales declined 25% to $166.8 million, compared to $222.4 million in the year ago period. The operating loss was $13.3 million compared to $3.8 million in the prior year quarter. Excluding the charges and gains in both periods as described below, the first quarter 2008 operating loss totaled $6.0 million compared to an operating loss of $0.9 million in the prior year quarter, gross profit margin was 19.1% versus 19.2%, and operating expenses declined by 13%.

First quarter 2008 results include a non-cash goodwill impairment charge to operating expenses of $7.0 million before tax, or $0.24 per share net of tax, reflective of a further decline in actual and forecasted operating results at certain of the Company's branch operating units. First quarter 2008 results also include net charges of $0.3 million related to previously announced cost reduction actions initiated in the 2007 fourth quarter, while first quarter 2007 results include net charges of $3.4 million from a prior cost reduction program, which charges were partially offset by a $0.5 million gain on the disposal of a facility.

During the 2008 first quarter, Huttig continued its program aimed at improving operating efficiencies and reducing its cost structure. Inventories at March 31, 2008 declined 11% year over year, to $92.1 million. Bank debt, net of cash, at March 31, 2008 decreased 20%, to $46.7 million, from $58.3 million a year ago. Total debt to total capitalization, net of cash, at March 31, 2008 decreased to 34%, compared to 36% at March 31, 2007. Cash used in operating activities of continuing operations was $23.6 million versus $21.2 million in the year ago first quarter. At the end of the March 2008 quarter, the Company had $53.2 million of availability under its revolving credit facility in addition to outstanding borrowings.

"While seasonally one of our slowest quarters, the 2008 first quarter was also significantly impacted by the 29% year over year decline in annualized housing starts, to approximately 1.04 million, from approximately 1.46 million in the 2007 first quarter, with annualized housing starts for March 2008 decreasing to under .95 million," said Jon Vrabely, President and CEO. "Given this challenge, we continue to pursue all avenues aimed at controlling expenses, improving operating efficiencies, reducing inventories and generating cash. Although we incurred an operating loss in the quarter, our year over year sales decreased less than the overall decline in housing starts, suggesting that we have continued to increase our overall market share despite having fewer physical locations. In addition, we have essentially maintained our gross profit margin percentage despite the increased competitive pressure as a result of the market decline. That having been said, there continue to be opportunities which we will aggressively pursue to expand our market share, further improve operating efficiencies and reduce costs."

During the quarter, Huttig successfully completed, on time and within budget, the consolidation of distribution facilities in Kansas City, Missouri and Greensburg, Pennsylvania into adjacent facilities in Springfield, Missouri, Columbus, Ohio, and Lancaster, Pennsylvania, allowing those adjacent branches to further leverage their cost structure. Looking ahead, Huttig is implementing a LEAN manufacturing initiative to identify additional opportunities to improve production and operational efficiencies. The Company is also intensifying its efforts to sell slower moving inventory to free up capital and reduce debt.

Conference Call

Management will host a conference call to discuss first quarter 2008 financial results on Friday, April 18, 2008, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter pin number 41767177. A replay will be available through May 2, 2008 by dialing 800-642-1687 and entering the same pin number.

About Huttig

Huttig Building Products, Inc., currently in its 123rd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 36 distribution centers serving 44 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                UNAUDITED
              (In Millions, Except Share and Per Share Data)

                                                      Three Months Ended
                                                          March 31,
                                                    ----------------------
                                                       2008        2007
                                                    ----------  ----------
Net sales                                           $    166.8  $    222.4
Cost of sales                                            134.7       180.6
                                                    ----------  ----------
    Gross margin                                          32.1        41.8
Operating expenses                                        38.4        46.1
Goodwill impairment                                        7.0           -
Gain on disposal of capital assets                           -        (0.5)
                                                    ----------  ----------
    Operating loss                                       (13.3)       (3.8)
Interest expense, net                                      0.7         1.1
                                                    ----------  ----------
Loss from continuing operations before income taxes      (14.0)       (4.9)
Benefit for income taxes                                  (4.2)       (1.7)
                                                    ----------  ----------
Loss from continuing operations                           (9.8)       (3.2)
Loss from discontinued operations, net of taxes              -        (0.2)
                                                    ----------  ----------
Net loss                                            $     (9.8) $     (3.4)
                                                    ==========  ==========

Net loss from continuing operations per share -
 basic and diluted                                  $    (0.47) $    (0.16)
Net loss from discontinued operations per share -
 basic and diluted                                           -       (0.01)
                                                    ----------  ----------
Net loss per share - basic and diluted              $    (0.47) $    (0.17)
                                                    ==========  ==========

Basic and diluted shares outstanding                20,760,862  20,379,903

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                              (In Millions)

                                          March 31, December 31, March 31,
                                              2008      2007       2007
                                           ---------- ---------  ---------
                                           (unaudited)          (unaudited)
                   ASSETS
CURRENT ASSETS:
    Cash and equivalents                   $      2.7 $     1.8  $     4.5
    Trade accounts receivable, net               69.9      56.1       91.7
    Inventories, net                             92.1      88.7      103.6
    Other current assets                         10.3      13.6       15.2
                                           ---------- ---------  ---------
        Total current assets                    175.0     160.2      215.0
                                           ---------- ---------  ---------

PROPERTY, PLANT AND EQUIPMENT
    Land                                          5.6       5.6        6.0
    Building and improvements                    30.3      30.2       32.6
    Machinery and equipment                      29.9      30.0       32.5
                                           ---------- ---------  ---------
        Gross property, plant and
         equipment                               65.8      65.8       71.1
    Less accumulated depreciation                39.8      39.2       41.7
                                           ---------- ---------  ---------
        Property, plant and equipment, net       26.0      26.6       29.4
                                           ---------- ---------  ---------

OTHER ASSETS:
    Goodwill, net                                11.2      18.3       19.0
    Other                                         4.7       5.1        5.8
    Deferred income taxes                         7.0       2.5        2.4
                                           ---------- ---------  ---------
        Total other assets                       22.9      25.9       27.2
                                           ---------- ---------  ---------
TOTAL ASSETS                               $    223.9 $   212.7  $   271.6
                                           ========== =========  =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term debt   $      0.7 $     1.2  $     2.2
    Trade accounts payable                       51.4      50.1       72.0
    Deferred income taxes                         5.6       5.3        4.0
    Accrued compensation                          4.5       6.3        4.8
    Other accrued liabilities                    13.1      15.9       13.6
                                           ---------- ---------  ---------
        Total current liabilities                75.3      78.8       96.6
                                           ---------- ---------  ---------
NON-CURRENT LIABILITIES:
    Long-term debt, less current
     maturities                                  50.0      25.4       63.7
    Other non-current liabilities                 3.5       4.2        4.1
                                           ---------- ---------  ---------
        Total non-current liabilities            53.5      29.6       67.8
                                           ---------- ---------  ---------

SHAREHOLDERS' EQUITY
    Preferred shares; $.01 par (5,000,000
     shares authorized)                             -         -          -
    Common shares; $.01 par (50,000,000
     shares authorized: 21,560,176,
     20,968,445 and 20,896,145 shares
     issued at March 31, 2008,
     December 31, 2007 and March 31,
     2007, respectively)                          0.2       0.2        0.2
    Additional paid-in capital                   36.5      36.1       35.6
    Retained earnings                            58.4      68.2       73.0
    Less: Treasury shares, at cost                  -      (0.2)      (1.6)
                                           ---------- ---------  ---------
        Total shareholders' equity               95.1     104.3      107.2
                                           ---------- ---------  ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $    223.9 $   212.7  $   271.6
                                           ========== =========  =========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                UNAUDITED
                              (In Millions)

                      Common
                      Shares
                    Outstanding Additional            Treasury    Total
                       at Par   Paid-In    Retained    Shares, Shareholders
                       Value     Capital   Earnings    at Cost     Equity
                     ---------- ---------  ---------  ---------  ---------

Balance at                                                       ---------
 January 1, 2008     $      0.2 $    36.1  $    68.2  $    (0.2) $   104.3
                                                                 ---------
Net loss                                        (9.8)                 (9.8)
                                                                 ---------
Comprehensive loss                                                    (9.8)
                                                                 ---------
Restricted stock
 issued, net of
 forfeitures                         (0.2)                  0.2          -
Stock options
 exercised, net                       0.2                     -        0.2
Stock compensation                    0.4                              0.4
                     ---------- ---------  ---------  ---------  ---------
Balance at March 31,
 2008                $      0.2 $    36.5  $    58.4  $       -  $    95.1
                     ========== =========  =========  =========  =========

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                UNAUDITED
                              (In Millions)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2008      2007
                                                        --------  --------
Cash Flows From Operating Activities:
    Net loss                                            $   (9.8) $   (3.4)
    Adjustments to reconcile net loss to cash used
     in operating activities:
        Net loss from discontinued operations                  -       0.2
        Depreciation and amortization                        1.1       1.3
        Stock compensation                                   0.4       0.5
        Goodwill impairment                                  7.0         -
        Other adjustments                                   (4.3)     (0.3)
        Changes in operating assets and liabilities:
            Trade accounts receivable                      (13.8)    (17.6)
            Inventories                                     (3.4)     (6.3)
            Trade accounts payable                           1.3       9.9
            Other                                           (2.1)     (5.5)
                                                        --------  --------
        Total net cash used in operating activities        (23.6)    (21.2)
                                                        --------  --------
Cash Flows From Investing Activities:
    Capital expenditures                                    (0.4)     (1.6)
    Proceeds from disposition of capital assets              0.1       1.0
                                                        --------  --------
        Total cash used in investing activities             (0.3)     (0.6)
                                                        --------  --------
Cash Flows From Financing Activities:
    Borrowings and payments of debt, net                    24.1      20.2
    Exercise of stock options                                0.7         -
                                                        --------  --------
        Total cash provided by financing activities         24.8      20.2
                                                        --------  --------
Net increase (decrease) in cash and equivalents              0.9      (1.6)
Cash and equivalents, beginning of period                    1.8       6.1
                                                        --------  --------
Cash and equivalents, end of period                     $    2.7  $    4.5
                                                        ========  ========

Supplemental Disclosure of Cash Flow Information:
    Interest paid                                       $    0.6  $    1.1
    Income taxes refunded                                   (1.0)        -
    Cash received from exercise of stock options             0.4         -

              HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS WORKSHEET
                                (UNAUDITED)
                               (In Millions)

                                             Three Months Ended
                                               March 31, 2008
                                  ----------------------------------------

                                  As Reported   Charges/Gain    Adjusted
                                  ------------  ------------  ------------
Net sales                         $      166.8                $      166.8
Gross margin                              32.1          (0.2)         31.9
Operating expenses                        38.4          (0.5)         37.9
Goodwill impairment                        7.0          (7.0)            -
Gain on disposal of capital
 assets                                      -             -             -
                                  ------------  ------------  ------------
Operating profit (loss)                  (13.3)          7.3          (6.0)

Gross margin                              19.2%                       19.1%
Operating expenses margin                 23.0%                       22.7%
Operating profit (loss) margin            -8.0%                       -3.6%

                                             Three Months Ended
                                               March 31, 2007
                                  ----------------------------------------

                                  As Reported   Charges/Gain    Adjusted
                                  ------------  ------------  ------------
Net sales                         $      222.4                $      222.4
Gross margin                              41.8           1.0          42.8
Operating expenses                        46.1          (2.4)         43.7
Gain on disposal of capital
 assets                                   (0.5)          0.5             -
                                  ------------  ------------  ------------
Operating profit (loss)                   (3.8)          2.9          (0.9)

Gross margin                              18.8%                       19.2%
Operating expenses margin                 20.7%                       19.6%
Operating profit (loss) margin            -1.7%                       -0.4%

Contacts:
Steve Anreder
Steven.Anreder@Anreder.Com

Gary Fishman
Gary.Fishman@Anreder.Com

both of Anreder & Company
for Huttig Building Products, Inc.
+1-212-532-3232